MINERAL CLAIM TRUST AGREEMENT

This MINERAL CLAIM TRUST AGREEMENT (“Trust Agreement”) is made this 3rd day of May 2013, by and between MRC EXPLORATION LLC., a Nevada limited liability corporation (the “Beneficiary”), and CARL VON EINSIEDEL, trustee of the ATHABASCA BASIN MINERAL CALIM (hereinafter referred to as the “Trustee”, which designation shall include all successor trustees).

WHEREAS;

a.

the Trustee has acquired a certain mining claim and agrees to hold it in trust for the benefit of Beneficiary under the terms and conditions set forth below, and;

b.

in consideration of the payment by the Beneficiary to the Trustee in the amount of Ten Dollars and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged;.

NOW, THEREFORE, the parties, intending to be legally bound hereby, agree as follows:

1.

TITLE. The trust created by this instrument shall be known as THE ATHABASCA BASIN MINERAL CLAIM TRUST (hereafter “the Trust”).

2.

OBJECTS AND PURPOSES OF THE TRUST. The purpose of the Trust is for the

Trustee to take and hold title to the property conveyed to the Trustee and to preserve the same until its sale or other disposition. The Trustee shall not undertake any activity which is not strictly necessary to attainment of the foregoing objects and purposes, nor shall the Trustee transact business within the meaning of applicable governing law, or any other law, nor shall this Trust Agreement be deemed to be, or create or evidence the existence of a corporation, de facto or de jure, or any other type of business trust, or an association in the nature of a corporation, or a co-partnership or joint venture by or between the Trustee and the Beneficiary.

3.

TRUST PROPERTY. The Trustee has acquired certain property as described more particularly in Schedule “A” attached hereto and incorporated herein by reference. This property, together with any property later added to the trust, shall be designated as the “Trust Property”. The Trustee will hold the Trust Property according to the terms and conditions of this Trust Agreement for the purposes, terms and conditions contained herein until such time as all of the Trust Property has been sold or otherwise conveyed, or until this trust has been terminated.

4.

POWERS AND DUTIES OF TRUSTEE. The Trustee shall have all of the powers allowed to him by the provisions of the law governing this Trust. The Trustee shall specifically have the power to make and execute contracts for the lease or sale of the Trust Property, mortgages secured by the Trust Property, option agreements for the sale or lease of the Trust Property and to otherwise dispose of the Trust Property as the Trustee shall be directed by the Beneficiary. In addition, the Trustee shall have the power to perform any act that the Beneficiary in interest directs the Trustee to perform. The Trustee shall exercise his powers only upon the written direction of the Beneficiary. The Trustee shall only have such other duties as required in writing by the Beneficiary. The Trustee shall not have the power to bind the Beneficiary personally to any debt or obligation without the express written consent of the Beneficiary.

5.

LIABILITY OF TRUSTEE. The Trustee shall not be personally liable for any obligation of the Trust. The Beneficiary shall not bind the Trustee or contract on his behalf without the Trustee’s express written consent. The Trustee and any successor Trustee shall not be required to give a bond. Each Trustee is liable only for his own actions and then only as a result of his own gross negligence or bad faith.

6.

REMOVAL OF TRUSTEE. The Beneficiary shall have the power to remove the

Trustee without notice from his office and appoint a successor to succeed him.

7.

RESIGNATION AND SUCCESSOR. The Trustee may resign by giving written notice to the Beneficiary of his intention to resign. The Beneficiary shall have the power to elect a successor trustee. If the Beneficiary has not elected a successor trustee within thirty (30) days of the date of the notice from the Trustee of his resignation, then the Trustee shall have the right to convey the Trust Property to the Beneficiary. If the office of the Trustee shall become vacant for any reason, then the Beneficiary shall proceed to elect a successor trustee. Said election shall occur within thirty (30) days of the occurrence of the vacancy. A successor Trustee shall have all of the rights, duties and powers of the original Trustee as if the successor Trustee was the original Trustee. The removal, resignation or death of the Trustee shall not affect the lien of the Trustee upon the Trust Property for compensation or expenses owed to the Trustee.

8.

INCOME TAX RETURNS. The Trustee shall not be responsible for the preparation and/or filing of any tax returns, which may be due for the reporting of income and expenses of the Trust, although he will sign such returns upon request. The Beneficiary shall report receipt of profits, earnings, avails and proceeds.

9.

INDEMNIFICATION OF THE TRUSTEE. The Beneficiary agrees to indemnify, hold harmless and defend the Trustee from any and all liability incurred in his capacity as Trustee. If the Trustee shall pay or incur any liability to pay any money on account of this Trust, or incur any liability to pay any money on account of being made a party to any litigation as a result of holding title to the Trust Property or otherwise in connection with this Trust, without regard to the cause of action asserted or complaint filed, the Beneficiary agrees that on demand it will pay to the Trustee all such payments or liabilities, his expenses incurred in connection therewith, including reasonable  attorneys' fees, and any other sums advanced by the Trustee on behalf of the Trust for any reason whatsoever. These amounts and any compensation due to the Trustee, until paid in full to the Trustee, shall constitute a lien on the Trust Property. Further, as long as these amounts or any compensation due to the Trustee remain unpaid, the Trustee shall not have any obligation to take any action with regard to the Trust Property.

10.

DEALINGSWITH TRUSTEE. No party dealing with the Trustee, in relation to the Trust Property in any manner whatsoever, including, but not limited to, a party to whom the Trust Property or any part of it or any interest in it shall be conveyed,  contracted to be sold, leased or mortgaged, by the Trustee, shall be obliged to see to the application of any purchase money, rent or money borrowed or otherwise advanced on the property; to see that the terms of this Trust Agreement have been complied with; to inquire into the authority, necessity or expediency of any act of the Trustee; or be privileged to inquire into any of the terms of this Trust Agreement. Every deed, mortgage, lease or other instrument executed by the Trustee in relation to the Trust Property shall be conclusive evidence in favor of every person claiming any right, title or interest under the Trust that at the time of its delivery the Trust created under this

Trust Agreement was in full force and effect; and that the instrument was executed in accordance with the terms and conditions of this Trust Agreement and all its amendments, if any, and is binding upon the Beneficiaries under it; that the Trustee was duly authorized and empowered to execute and deliver every such instrument; if a conveyance has been made to a successor or successors-in-trust, that the successor or successors have been appointed properly and are vested fully with all the title, estate, rights, powers, duties and obligations of its, his or their predecessor in Trust.

11. INTEREST OF BENEFICIARY. The interests of the Beneficiary shall consist solely of (a) the right to lease, manage and control the Trust Property; (b) the right to direct the Trustee with regard to the disposition of the title to the Trust Property; and (c) the right to receive the profits, earnings, avails and proceeds from the rental, sale mortgage or other disposition of the Trust Property. The foregoing rights of the Beneficiary are hereby declared to be corporate property and may be assigned or otherwise transferred as such. The dissolution of the Beneficiary shall not affect the existence of the Trust nor in any way diminish or alter the powers of the Trustee. The Beneficiary shall be required to carry liability insurance in such forms and in such amounts as the Trustee, in his sole discretion, shall deem necessary to insure the Trust Property and the Trustee. If the Beneficiary shall fail to obtain or maintain the required insurance policies, then the Trustee shall have the right, in his sole discretion, to advance the money necessary to pay for said insurance policies, which shall be reimbursed to the Trustee by the Beneficiary.

12.

ASSIGNMENT OF BENEFICIAL INTERESTS. The Beneficiary has the right to assign any part or all of its interest under this Trust. No assignment shall be valid or affect the interest of the Beneficiary hereunder until the original of the assignment shall be delivered to the Trustee. Any assignment of the right to direct the Trustee by a person who is not a Beneficiary hereunder shall not be valid unless all the Beneficiary consents in writing to said assignment.

13.

DISCLOSURE OF BENEFICIARIES. The Trustee shall not disclose the identity of the Beneficiary without the written consent of the Beneficiary except as may be required by law or at the direction of an order of court issued by a court of competent jurisdiction.

14.

RECORDING OF AGREEMENT. This Trust Agreement shall not be placed of record in any jurisdiction. If this Trust Agreement is placed of record, then it shall not be notice of any interest which may affect the title or the powers of the Trustee.

15.

ENTIRE AGREEMENT. This Trust Agreement contains the entire understanding between the parties hereto and may be amended, revoked or terminated only by written agreement signed by the Trustee and the Beneficiary at the time of the amendment, revocation or termination.

16.

GOVERNING LAW. This Trust Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Nevada. In the event that litigation shall arise between the parties to this Trust Agreement, then it is agreed that the losing parties shall reimburse the prevailing parties for all of those parties’ reasonable attorneys’ fees, costs and expenses in addition to any other relief to which the prevailing parties may be entitled.

17.

BINDING EFFECT. This Trust Agreement shall be binding upon and inure to the benefit of the Trustee, any successor trustee, the Beneficiary, and the Beneficiary’s successors, heirs, executors, administrators and assigns.

18.

PERPETUITIES. If any portion of the Trust Property is in any manner or time period capable of being held in this Trust for longer period of time than is permitted under the laws governing this Trust Agreement, or the vesting of any interest under this Trust could possibly occur after the end of such permitted time period, then, upon the occurrence of the foregoing, the Trustee is directed to immediately terminate the Trust and to distribute the Trust Property to the Beneficiary. As much as possible, the Trustee will maintain the Trust Property intact and not liquidate it, but, rather, distribute the Trust Property in kind.

19.

TERMINATION. This Trust may be terminated without notice by the Beneficiary. . The Trustee shall execute any and all documents necessary to effectuate the transfer of the Trust Property as directed by the Beneficiary.

IN WITNESS WHEREOF, the undersigned parties have executed this Trust Agreement on the day and year first above written.

BENEFICIARY: MRC EXPLORATION LLC. By: /s/ Maria Ponce Maria Ponce Manager	TRUSTEE: /s/ Carl von Einsiedel Carl von Einsiedel ________________________________ witness

SCHEDULE “A”

TRUST PROPERTY

See “Mineral Disposition Map” attached hereto